EXHIBIT 99.2
ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
STATEMENT OF OPERATIONS DATA
(amounts in millions, except percentages and tons data)
(unaudited)

	For the Three Months Ended March 31,
	2006	2005
Revenue —
Gross revenue	$1,747.6	$1,643.7
Less intercompany revenue	(308.9)	(302.4)

Net Revenue	$1,438.7	$1,341.3

Revenue Mix (based on net revenue) (A) —
Collection —
Residential	$295.9	$289.3
Commercial	364.2	336.6
Roll-off	316.9	283.4
Recycling	46.9	48.9

Total Collection	1,023.9	958.2
Disposal —
Landfill (net of $181.1 and $184.7 of intercompany)	198.4	180.6
Transfer (net of $98.2 and $98.0 of intercompany)	96.5	97.0

Total Disposal	294.9	277.6
Recycling – Commodity	50.4	56.7
Other	69.5	48.8

Total	$1,438.7	$1,341.3

Internalization Based on Disposal Volumes	73%	74%

Landfill Volumes in Thousands of Tons	18,624	18,433

Year over Year Internal Growth (excluding commodity) —
Average per unit price change	5.5%	0.7%
Volume change	2.2%	1.9%

Total	7.7%	2.6%

Year over Year Internal Growth (including commodity)	7.1%	3.0%

(A)	The revenue mix for 2005 reflects the reclassification of transportation revenue out of collection, disposal and recycling-commodity revenue to other revenue.

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
BALANCE SHEET
(amounts in millions, except per share data)
(unaudited)

	March 31,	December 31,
	2006	2005
ASSETS
Current assets —
Cash and cash equivalents	$43.7	$56.1
Accounts receivable, net of allowance of $18.8 and $17.8	670.8	690.5
Prepaid and other current assets	91.4	80.5
Deferred income taxes	114.9	93.3

Total current assets	920.8	920.4
Property and equipment, net	4,327.3	4,273.5
Goodwill	8,181.0	8,184.2
Other assets, net	239.1	247.5

Total assets	$13,668.2	$13,625.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities —
Current portion of long-term debt	$225.8	$238.5
Accounts payable	437.4	564.8
Current portion of accrued capping, closure, post-closure and environmental costs	94.0	95.8
Accrued interest	129.8	116.5
Other accrued liabilities	336.1	330.5
Unearned revenue	232.3	229.4

Total current liabilities	1,455.4	1,575.5
Long-term debt, less current portion	6,961.3	6,853.2
Deferred income taxes	354.7	305.5
Accrued capping, closure, post-closure and environmental costs, less current portion	807.0	796.8
Other long-term obligations	620.1	655.2
Stockholders’ equity —
Series C senior mandatory convertible preferred stock, $0.10 par value, 6.9 million shares authorized, issued and outstanding, liquidation preference of $50.00 per share, net of $11.9 million of issuance costs	333.1	333.1
Series D senior mandatory convertible preferred stock, $0.10 par value, 2.4 million shares authorized, issued and outstanding, liquidation preference of $250.00 per share, net of $19.2 million of issuance costs	580.8	580.8
Common stock	3.3	3.3
Additional paid-in capital	2,444.5	2,440.7
Accumulated other comprehensive loss	(70.3)	(70.3)
Retained earnings	178.3	151.8

Total stockholders’ equity	3,469.7	3,439.4

Total liabilities and stockholders’ equity	$13,668.2	$13,625.6

Days sales outstanding	42 days	43 days

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
STATEMENT OF CASH FLOWS
(amounts in millions)
(unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2006	March 31, 2005
Operating activities —
Net income	$41.2	$24.7
Adjustments to reconcile net income to cash provided by operating activities —
Provisions for:
Depreciation and amortization	141.4	133.3
Stock-based compensation expense	3.4	1.4
Doubtful accounts	4.7	0.7
Accretion of debt and amortization of debt issuance costs	5.5	6.2
Deferred income taxes	29.8	(31.6)
Gain on sale of fixed assets	(0.8)	(0.6)
Write-off of deferred debt issuance costs	—	13.4
Non-cash reduction in acquisition accruals	(2.4)	(0.6)
Change in operating assets and liabilities, excluding the effects of purchase acquisitions —
Accounts receivable, prepaid expenses, inventories and other assets	5.8	22.0
Accounts payable, accrued liabilities, unearned income and other	(59.3)	(82.7)
Capping, closure and post-closure accretion	12.8	12.7
Capping, closure, post-closure and environmental expenditures	(10.3)	(12.2)

Cash provided by operating activities	171.8	86.7

Investing activities —
Cost of acquisitions, net of cash acquired	(10.6)	(1.1)
Proceeds from divestitures, net of cash divested	12.1	0.4
Proceeds from sale of fixed assets	3.9	3.3
Capital expenditures, excluding acquisitions	(196.4)	(85.5)
Capitalized interest	(4.1)	(3.4)
Change in deferred acquisition costs, notes receivable and other	0.9	0.6

Cash used for investing activities	(194.2)	(85.7)

Financing activities —
Proceeds from long-term debt, net of issuance costs	348.9	2,331.5
Payments of long-term debt	(255.0)	(2,794.5)
Payments of preferred stock dividends	(14.7)	(5.4)
Net proceeds from sale of Series D preferred stock	—	580.3
Net proceeds from sale of common stock	—	95.4
Net change in disbursement account	(70.1)	(95.0)
Net proceeds from exercise of stock options and other	0.9	0.2

Cash provided by financing activities	10.0	112.5

(Decrease) increase in cash and cash equivalents	(12.4)	113.5
Cash and cash equivalents, beginning of period	56.1	68.0

Cash and cash equivalents, end of period	$43.7	$181.5

ALLIED WASTE INDUSTRIES INC.
SUMMARY DATA SHEET

FREE CASH FLOWS DATA
(amounts in millions)
(unaudited)

	For the Three Months
	Ended March 31,
	2006	2005
Free Cash Flow:
Cash provided by operating activities	$171.8	$86.7
Add: Change in disbursement account	(70.1)	(95.0)
Proceeds from sale of fixed assets	3.9	3.3
Less: Capital expenditures, excluding acquisitions	(196.4)	(85.5)

Free cash flow	(90.8)	(90.5)

Market development and other investing activities, net	2.4	(0.1)
Capitalized interest	(4.1)	(3.4)
Debt issuance costs	—	(23.4)
Payments on preferred stock dividends	(14.7)	(5.4)
Proceeds from issuance of equity, net of issuance costs	—	675.7
Accretion and other	(0.6)	(0.4)
Change in cash	12.4	(113.5)

(Increase) decrease in debt	$(95.4)	$439.0

Debt balance at beginning of period	$7,091.7	$7,757.0
(Increase) decrease in debt	(95.4)	439.0

Debt balance at end of period	$7,187.1	$7,318.0

EARNINGS PER SHARE COMPUTATION
(amounts in millions, except per share data)
(unaudited)

	For the Three Months
	Ended March 31,
	2006	2005
Diluted earnings per share computation:
Net income	$41.2	$24.7
Less: Dividends on preferred stock	(14.7)	(7.7)

Net income available to common shareholders	$26.5	$17.0

Weighted average common shares outstanding	330.1	319.3
Dilutive effect of stock, stock options, and contingently issuable shares	3.4	3.5

Weighted average common and common equivalent shares outstanding	333.5	322.8

Diluted earnings per share	$0.08	$0.05

4